EXHIBIT 10.8

Amendment No. 9 to the

Aspen Group, Inc.

2012 Equity Incentive Plan

This Amendment No. 9 to the 2012 Equity Incentive Plan (the “Plan”) amends the number of shares authorized under Section 4 of the Plan by deleting the 3,300,000 and replacing it with 3,500,000.